Exhibit 99

NBC TO ACQUIRE BRAVO FROM CABLEVISION SYSTEMS CORPORATION

Agreement Underscores NBC’s Commitment to Expand Cable Presence

Total Number of Cablevision Outstanding Shares To Decline By 16%;
MGM to Receive Cash for its 20% Interest

NEW YORK – November 4, 2003 – NBC and Cablevision Systems Corporation (NYSE:CVC) announced today that they have reached an agreement for NBC to acquire Bravo, the Film and Arts Network, for $1.25 billion. The proceeds will be divided between Cablevision and Metro-Goldwyn-Mayer Inc. (NYSE:MGM), which currently own 80% and 20% of Bravo, respectively. Bravo reaches more than 68 million households nationwide and delivers one of the most upscale audiences of any cable entertainment network.

For NBC, the purchase expands and strengthens its cable presence. NBC will now have three national cable properties, including MSNBC and CNBC, in addition to minority stakes in ValueVision (ShopNBC), the A&E Network and the History Channel. For Cablevision, the sale of Bravo highlights the value of this important asset and reduces debt. In addition, Cablevision’s redemption of NBC’s shares will decrease the number of shares outstanding of Cablevision common stock on a fully converted, fully diluted basis from approximately 333 million to approximately 280 million.

Cablevision’s 80% interest will be payable in GE stock and in 53.2 million shares of Cablevision Class A common stock, or approximately 16% of Cablevision common stock, presently held by NBC on a fully converted, fully diluted basis. NBC will purchase MGM’s 20% interest in Bravo for $250 million in cash.

“It has long been our goal to expand NBC’s cable reach into entertainment. Bravo, with its desirable demographic, is a perfect strategic addition to our portfolio, providing a particularly good fit with NBC’s network and cable viewers,” said Bob Wright, Vice Chairman of General Electric and Chairman and CEO of NBC. “Cablevision and Rainbow have been valued partners to NBC and we look forward to working closely with them on future business endeavors.”

“Our talented management team at Bravo has created and developed a first-rate programming service as well as an important and valuable asset,” said James L. Dolan, Cablevision President and CEO. “While parting with Bravo is tremendously difficult, we know of no better new home for the network than with our long-term partners at NBC. We have no doubt that great things are ahead for Bravo,” Mr. Dolan concluded.

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Page 2 – NBC to Acquire Bravo from Cablevision Systems Corporation

Added Alex Yemenidjian, Chairman and CEO, Metro-Goldwyn-Mayer Inc: “We are extremely pleased to join in a transaction that so clearly underscores Bravo’s inherent value. The Rainbow entertainment networks continue to perform exceptionally well and their outlook remains very bright.”

“We are always looking for smart, strategic and financially savvy ways to grow our business,” said Andrew Lack, President and COO of NBC. “Bravo is a strong fit with NBC across all functions. By sharing programming and resources, there will be tremendous opportunities for us to build on the network’s success.”

The addition of Bravo significantly strengthens NBC’s cable portfolio, adding a well-branded entertainment outlet to the company’s cable assets. The combination creates strategic opportunities across many divisions including multi-platform advertising sales and promotion, news, entertainment and sports programming. NBC Studios and NBC Enterprises now have the opportunity to develop original NBC/Bravo crossover projects, including reality shows, new series and specials. NBC News’ archives could be used for the creation of documentaries and entertainment programming, as well as to support existing programs such as “Bravo Profiles” and “Inside the Actors Studio.” Additionally, Bravo will have the opportunity to participate with NBC on major events, specials and awards show programs. As part of the NBC family, Bravo will also have greater opportunities for movie acquisitions.

Launched in December 1980, Bravo is home to creativity on television. It was the first service dedicated to film and the performing arts, and a pioneer in the early days of cable programming. Its schedule features original programming, feature films, theater, dance, music and documentaries. Supporting its theme “Not Your Everyday… Every Day on Bravo,” the network boasts critically acclaimed original programming including “Inside the Actors Studio,” “Bravo Profiles,” “The It Factor,” and “Musicians,” as well as original mini-series including “Nicholas Nickleby,” “The Red and The Black,” and “The Scarlet Pimpernel.” Bravo is the official U.S. network of Cirque du Soleil. Bravo is a network of Rainbow Media Holdings Inc., a subsidiary of Cablevision Systems Corporation.

The nation’s first broadcast network, NBC has evolved into a diverse, international media company. In addition to the NBC Television Network and 14 NBC television stations, the company owns CNBC, operates MSNBC in partnership with Microsoft, and maintains interests in a number of programming services, including the A&E Network, the History Channel, ValueVision, Inc. (ShopNBC), and Paxson Communications. In addition, NBC operates Telemundo, the nation’s second-largest Spanish-language media company. NBC also has equity stakes in several new media companies. International holdings include CNBC Europe and CNBC Asia Pacific, which are services of NBC and Dow Jones, and an equity position in National Geographic Channels International. NBC is a division of General Electric.

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Page 3 – NBC to Acquire Bravo from Cablevision Systems Corporation

Cablevision Systems Corporation is one of the nation’s leading entertainment and telecommunications companies. Its cable television operations serve 3 million households located in the New York metropolitan area. The company’s advanced telecommunications offerings include its Lightpath integrated business communications services; its Optimum-branded high-speed Internet service and iO: Interactive Optimum, the company’s newly introduced digital television offering. Cablevision’s Rainbow Media Holdings, Inc. operates programming businesses including AMC, IFC (The Independent Film Channel), WE: WOMEN’S ENTERTAINMENT and other national and regional services. In addition, Rainbow is a 50 percent partner in Fox Sports Net. Cablevision also owns a controlling interest and operates Madison Square Garden and its sports teams including the Knicks and Rangers. The company operates New York’s famed Radio City Music Hall and owns and operates THE WIZ consumer electronics stores in the New York metropolitan area. Additional information about Cablevision Systems Corporation is available on the Web at www.cablevision.com.

Metro-Goldwyn-Mayer Inc. (NYSE: MGM), through its Metro-Goldwyn-Mayer Studios Inc. subsidiary, is actively in the worldwide production and distribution of entertainment product, including motion pictures, television programming, home video, interactive media, music, and licensed merchandise. The Company owns the largest modern film library in the world, consisting of approximately 4,000 titles. Its operating units include MGM Pictures, United Artists, MGM Television Entertainment, MGM Networks, MGM Distribution Co., MGM Worldwide Television Distribution, MGM Home Entertainment, MGM On Stage, MGM Consumer Products, MGM Music, MGM Interactive, and MGM Online. In addition to their current ownership interest in Bravo, MGM owns a 20 percent equity interest in three of Rainbow Media Holding Inc.’s successful national cable networks: AMC (American Movie Classics), IFC (The Independent Film Channel) and WE: WOMEN’S ENTERTAINMENT, and internationally has ownership interests in television channels reaching more than 90 countries around the globe. For more information on MGM, visit MGM Online at http://www.mgm.com.

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MEDIA CONTACTS:

For NBC:
Cory Shields, NBC Corporate Communications, 212-664-3457
Hilary Smith, NBC Corporate Communications, 212-664-2617

For Cablevision:
Charlie Schueler, Cablevision Media Relations, 516-803-1013
Christine Levesque, Rainbow Media Relations, 516-803-5136

For MGM:
Joe Fitzgerald, MGM Corporate Communications, 310-449-3660
Lea Porteneuve, MGM Corporate Communications, 310 -449-3660